AMIH Subsidiary, Legend Nutrition, Inc., Executes Asset Purchase Agreement to Acquire Assets of Nutritional Supplement Retail Store

ADDISON, TX, November 12, 2019 — American International Holdings Corp. (OTC: AMIH, or the “Company”) is pleased to announce that its newly formed subsidiary, Legend Nutrition, Inc. (“Legend”) has entered into an asset purchase agreement (the “Asset Purchase Agreement”) to acquire all of the assets associated with and related to a retail vitamin, supplements and nutrition store located in Mckinney, TX currently identified and doing business as “Ideal Nutrition.”

Pursuant to the Asset Purchase Agreement, Legend purchased a variety of assets including software, contracts, bank and merchant accounts, products, inventory, computers, security systems and other intellectual properties (the “Assets”) in exchange for a promissory note in the amount of Seventy-Five Thousand US Dollars ($75,000) bearing an interest rate of five percent (5%) per annum and with a maturity date of one year. Legend is continuing to operate the business as Ideal Nutrition and intends to officially rebrand as Legend Nutrition in the upcoming months.

Concurrent with the execution of the Asset Purchase Agreement, Legend entered into an Employment Agreement with Michael Ladner and has appointed Mr. Ladner to serve as Legend’s Chief Executive Officer.

“We are extremely excited to have appointed Michael Ladner as the CEO of Legend Nutrition, Inc. and to establish our first branded Legend Nutrition retail store by means of this asset purchase agreement,” comments Jacob Cohen, the Company’s President and CEO. “Michael has a proven track record of working in the retail nutritional supplement industry where he was instrumental in the management, success and profitability of multiple unit supplement stores located across and throughout the United States”, further comments Mr. Cohen.

About Michael Ladner

Mr. Ladner started his career as a professional athlete as a two-time International Powerlifting Federation (IPF) power lifter and football player after his graduation from University of North Texas. His experience as an athlete transcended him to a knowledge of the health, wellness, and nutritional industry where he strived and succeeded for over 10 years. Starting from the very bottom as a retail salesman for a local family owned store, Mr. Ladner quickly worked his way up to become the regional director of a large corporate supplement company where he oversaw the growth and development of over 35 retail stores with more than 200 employees. Michael brings to Legend his unique management, sales, training and operational experiences with a vision to establish additional Legend Nutrition stores across the United States and developing a proprietary, branded nutritional supplement line.

About The Company

American International Holdings Corp (OTC:AMIH) is a diversified holding company dedicated to acquiring, managing and operating health, wellness, beauty, and lifestyle companies, businesses and/or brands located both in the United States and abroad. The Company seeks opportunities to acquire and grow businesses that possess strong brand values and that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for the Company and its stakeholders.

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SOURCE: American International Holdings Corp.

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